July 23, 2001

Securities and Exchange Commission

450 5th Street N.W.

Washington, D.C. 20549

RE: HUDSON'S GRILL INTERNATIONAL, INC., a Texas Corporation, Commission File No. 333-94797

Ladies and Gentlemen:

We were previously the independent accountants for HUDSON'S GRILL INTERNATIONAL, INC. ("Company") and on March 13, 2001, we reported on the financial statements of the Company for the year ended December 31, 2000.

We have read the Company's statements included under Item 4 of its current report on Form 8-K dated July 18, 2001, and have no disagreements with the disclosure made herein.

Very truly yours,

KING GRIFFIN & ADAMSON P.C.